Exhibit 4(d)(6)

                                     BY-LAWS

                                       OF

                         THE BEAR STEARNS COMPANIES INC.

                            (A Delaware Corporation)

                  (Amended and Restated as of January 8, 2002)

                            ------------------------

                                    ARTICLE 1

                                   DEFINITIONS

            As used in these By-laws, unless the context otherwise requires, the term:

            1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

            1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

            1.3 "Board" means the Board of Directors of the Corporation.

            1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

            1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

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            1.6 "Chairman of the Board" means the Chairman of the Board of
Directors of the Corporation.

            1.7 "Chief Administrative Officer" means the Chief Administrative Officer of the Corporation.

            1.8 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

            1.9 "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

            1.10 "Chief Operating Officer" means the Chief Operating Officer of the Corporation, or if there be more than one, each such Chief Operating Officer.

            1.11 "Controller" means the Controller of the Corporation.

            1.12 "Corporation" means The Bear Stearns Companies Inc.

            1.13 "Directors" means directors of the Corporation.

            1.14 "Electronic Transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

            1.15 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

            1.16 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.


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            1.17 "President" means the President of the Corporation, or if there be more than one, each such President.

            1.18 "Secretary" means the Secretary of the Corporation.

            1.19 "Stockholders" means stockholders of the Corporation.

            1.20 "Treasurer" means the Treasurer of the Corporation.

            1.21 "Vice President" means a Vice President of the Corporation.

            1.22 "Whole Board" means the total number of directors of the Corporation as last determined by the Board of Directors in accordance with the Certificate of Incorporation, including any directorships that are vacant for any reason.

                                    ARTICLE 2

                                  STOCKHOLDERS

            2.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof. The Board of Directors may in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication.

            2.2 Annual Meeting. A meeting of stockholders for the election of directors and the transaction of such other business as may be brought before such meeting shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the Whole Board.


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            2.3 Deferred Meeting for Election of Directors. If the election of directors shall not be held on the date designated therefor or at an adjournment of a meeting convened on such date, the Board of Directors, by resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board, shall cause to be held a special meeting of stockholders for such purpose as soon thereafter as practicable.

            2.4 Other Special Meetings. A special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may be called at any other time only at the direction of the Board by resolution adopted by the affirmative vote of a majority of the Whole Board or such other person or persons as may be specified in the Certificate of Incorporation. At any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.7 of the By-laws.

            2.5 Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:


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                  2.5.1 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  2.5.2 The record date for determining stockholders for any purpose other than those specified in Section 2.5.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this
      Section 2.5 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

            2.6 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 2.5 and 2.7 of the By-laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, a copy of the notice of any meeting shall be given, personally, by mail, or by a form of Electronic Transmission consented to by the stockholder to whom the notice is given, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the


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stockholder at such stockholder's address as it appears on the records of the
Corporation. Notice given pursuant to a form of Electronic Transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (d) if by any other form of Electronic Transmission, when directed to the stockholder. Any consent of a stockholder to receive notice pursuant to a form of Electronic Transmission shall be revocable as provided in Section 232(a) of the General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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            2.7 Waivers of Notice. Whenever notice is required to be given to any stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or the By-laws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by Electronic Transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by Electronic Transmission.

            2.8 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (which need not include any electronic mail address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to


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stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

            2.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

            2.10 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in such stockholder's name on the record of stockholders determined in accordance with
Section 2.8 of the By-laws. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares


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of capital stock stand on the record of stockholders as owners thereof for all purposes. Subject to the provisions of Section 211(a)(2) of the General Corporation Law, the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as it may deem appropriate, may permit stockholders and proxy holders not physically present at a meeting of stockholders, by means of remote communication, to participate in the meeting of stockholders and be deemed present in person and permitted to vote at the meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication. At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. Unless otherwise determined by the chairman of the meeting, election of directors need not be by written ballot; provided, however, that by resolution duly adopted by the stockholders, a vote by written ballot shall be required. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by such stockholder's proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. The Board of Directors may authorize any requirement of a written ballot to be satisfied by a ballot submitted by Electronic Transmission, provided that any such Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the stockholder or proxy holder. Every stockholder entitled to vote at a meeting of


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stockholders may authorize another person or persons to act for such stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

            2.11 Selection and Duties of Inspectors at Meetings of Stockholders.

                  2.11.1 The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

                  2.11.2 The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

                  2.11.3 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any


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      revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls, unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

            2.12 Organization. At every meeting of stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer, and in the absence of the Chairman of the Board and the Chief Executive Officer, the President, or any one or more of the Presidents, and in the absence of the Chairman of the Board, the Chief Executive Officer and the President(s), the Chief Operating Officer or any one or more of the Chief Operating Officers, and in the absence of any of the foregoing such person as shall have been designated by resolution adopted by the affirmative vote of a majority of the Whole Board or by the Chairman of the Board, shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as secretary of the meeting shall be present, a secretary of the meeting shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

            2.13 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.


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                                    ARTICLE 3

                                    DIRECTORS

            3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by law or by the Certificate of Incorporation, the By-laws, the Constitution of the New York Stock Exchange, Inc. or the Rules of the Board of Directors of the New York Stock Exchange, Inc., to be exercised and performed by the stockholders.

            3.2 Number; Qualification; Term of Office. The Board shall consist of not fewer than eight (8) nor more than forty (40) members (provided, however, that such maximum number may be increased from time to time to the extent provided in any resolution or resolutions adopted by the Board providing for the issuance of any series of Preferred Stock pursuant to Article V of the Certificate of Incorporation) and within such limits the number of directors shall be determined, and may be changed from time to time, solely by resolution adopted by the affirmative vote of a majority of the Whole Board. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.


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            3.3 Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

            3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancy in the Board caused by death, resignation, removal, disqualification or any other cause (other than an increase in the number of directors) may be filled solely by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director; and a majority of the Whole Board may fill a vacancy which results from an increase in the number of directors. A director elected to fill a vacancy shall be elected to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

            3.5 Resignations. Any director may resign at any time by notice given in writing or by Electronic Transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

            3.6 Removal of Directors. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors.

            3.7 Compensation. Each director, in consideration of such director's service, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable


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expenses incurred by such director in connection with the performance of such director's duties. Each director who shall serve as a member of any committee of directors in consideration of such service shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by such director in the performance of such duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

            3.8 Place and Time of Meetings. Meetings of the Board or any committee thereof, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board or any committee thereof may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

            3.9 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

            3.10 Regular Meetings. Regular meetings of the Board or any committee thereof may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings


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of the Board or any committee thereof may be held without notice and (unless contrary to resolution of the Board) shall be held at the Corporation's principal executive offices. If any day fixed for a regular meeting of the Board or any committee thereof shall be a Saturday or Sunday or a day on which trading is not conducted by the New York Stock Exchange, Inc., then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or a day on which trading is not conducted by the New York Stock Exchange, Inc.

            3.11 Special Meetings. Special meetings of the Board or any committee thereof shall be held whenever called by the Chairman, the Chief Executive Officer or the Secretary or by any two or more directors in the case of the Board, or in the case of any committee, its chairman or any two members thereof. Notice of each special meeting of the Board or any committee thereof shall, if mailed, be addressed to each director at the address designated by him or her for that purpose or, if none is designated, at such director's last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by a form of Electronic Transmission, or be delivered to each director personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. Such mailing shall be by first class mail.


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            3.12 Adjourned Meetings. A majority of the directors or committee members present at any meeting of the Board or any committee thereof, as the case may be, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board or any committee thereof need not be given to any director, or committee member, whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

            3.13 Waiver of Notice. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by Electronic Transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or a committee of directors, need be specified in any written waiver of notice or any waiver by Electronic Transmission.

            3.14 Organization. At each meeting of the Board, the officers specified in Article 5 hereof (or, in the absence of all officers designated in Article 5 hereof so to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary shall act as secretary at each meeting of the Board. In case the


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Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

            3.15 Quorum of Board or Committee. Except as otherwise provided by law, by the Certificate of Incorporation or elsewhere in these By-laws, (a) a majority of the directors in office at the time shall constitute a quorum for the transaction of business, or of any specified item of business, at any meeting of the Board and (b) a majority of the members of any committee shall constitute a quorum for the transaction of business of such committee, or of any specified item of business, at any meeting of such committee.

            3.16 Action by the Board; Attendance by Conference Telephone, Etc. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by Electronic Transmission, and the writing or writings or Electronic Transmission or Transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute


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presence in person at such meeting. Except as otherwise provided by law, by the
Certificate of Incorporation or these By-laws, the vote of a majority of the directors or committee members present (including those who participate by means of a conference telephone or other communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board or such committee.

                                   ARTICLE 4A

                          COMMITTEES OF THE CORPORATION

            The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees of the Corporation, each committee to consist of one or more of the directors or officers of the Corporation or one or more of the directors or officers of the Corporation's wholly-owned subsidiary, Bear, Stearns & Co. Inc., as the Board shall determine. A member of any committee of the Corporation may be removed with or without cause by action taken by a majority of the Whole Board. Each such committee shall have and may exercise such powers, authority and responsibilities as the Board shall determine and as may be properly granted to such committee under the laws of the state of Delaware, the Certificate of Incorporation and these By-laws. The powers, authority and responsibilities thereby granted may include those that may be delegated to officers of the Corporation.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

            The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or


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disqualified member at any meeting of the committee. A member of any committee of the Board may be removed with or without cause by action taken by a majority of the Whole Board. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the Corporation.

                                    ARTICLE 5

                                    OFFICERS

            5.1 Officers. The Board shall elect a Chairman of the Board, a Chief Executive Officer, one or more Presidents (who shall share the duties and responsibilities of the position), one or more Chief Operating Officers (who shall share the duties and responsibilities of the position), a Chief Financial Officer, a Chief Administrative Officer, a Secretary, a Treasurer and a Controller, and may elect or appoint one or more Vice Presidents and one or more Managing Directors (who need not be, and unless otherwise properly elected


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thereto, shall not be, members of the Board) and such other officers (including
Assistant Secretaries and Assistant Treasurers) as the Board may determine. The Board may designate one or more Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or First Vice Presidents, and may use other descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents and Managing Directors elected or appointed by it. The Board may from time to time elect, or delegate to any one or more officers the power to appoint, such other officers as may be necessary or desirable for the business of the Corporation. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner provided in Section 5.2 of the By-laws. Any two or more offices may be held by the same person, but no officers shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the By-laws to be executed, acknowledged, or verified by two or more officers. The Board may require any officer to give a bond or other security for the faithful performance of his or her duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board or any appointing authority may from time to time determine.

            5.2 Removal of Officers. Any officer of the Corporation may be removed, with or without cause, by the Board or, except in the case of an officer elected or appointed by the Board, by any officer to whom the Board shall have delegated the power to appoint such officer being removed. The removal of an officer without cause shall be without prejudice to his or her


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

contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

            5.3 Resignations. Any officer may resign at any time by so notifying the Board or the Chairman of the Board or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

            5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

            5.5 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director.

            5.6 Chairman of the Board. The Chairman of the Board, if present, shall preside at each meeting of the stockholders and of the Board. He or she shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board.

            5.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at each meeting of the stockholders and of the Board. He or she may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He or she may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board or by the By-laws.

            5.8 The President(s). The President or any one or more of the Presidents shall assist the Chief Executive Officer in the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board. The President or any one or more of the Presidents may, in the absence of the Chairman of the Board and the Chief Executive Officer, preside, if present, at each meeting of the stockholders and of the Board. The President or any one or more of the Presidents may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board, by the By-laws, or by the Chief Executive Officer.

            5.9 The Chief Operating Officer(s). The Chief Operating Officer or any one or more of the Chief Operating Officers shall be chief operating officers of the Corporation, and shall assist the Chief Executive Officer and the President or any one or more of the Presidents in the active management of and supervision and direction over the business and affairs of the Corporation, subject, however to the direction of the Chief Executive Officer, the President or any one or more of the Presidents and the control of the Board. In the absence of the Chairman of the Board, the Chief Executive Officer and the President(s), the Chief Operating Officer or any one or more of the Chief Operating Officers shall preside at each meeting of the stockholders and of the Board. The Chief Operating Officer or any one or more of the Chief Operating Officers may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. The Chief Operating Officer or any one or more of the Chief Operating Officers may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned by the Board, by the By-laws or by the Chief Executive Officer.

            5.10 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the Board, whenever the Board may require, an account of the financial condition of the Corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him or her by the Board or the Chief Executive Officer.

            5.11 Chief Administrative Officer. The Chief Administrative Officer shall be the principal administrative officer of the Corporation and shall assist the Chief Operating Officer(s) in the provision of such administrative and support services as are necessary or appropriate for the conduct of the business and the affairs of the Corporation, subject to the direction of the Chief Operating Officer(s) and the Chief Executive Officer and the control of the Board of Directors. In addition, the Chief Administrative Officer shall perform such other duties as from time to time may be assigned to him or her by the Board or by the Chief Operating Officer(s).

            5.12 Secretary. The Secretary, if present, shall act as secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she may, with the Chief Executive Officer, the President or any one or more of the Presidents or the Chief Operating Officer or any one or more of the Chief Operating Officers, sign certificates for shares of capital stock of the Corporation; he or she shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he or she shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and, in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or by the Chief Executive Officer.

            5.13 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; may, with the Chief Executive Officer, the President or any one or more of the Presidents or the Chief Operating Officer or any one or more of the Chief Operating Officers, sign certificates for shares of capital stock of the corporation; and, in general, shall perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him or her by the Board or by the Chief Executive Officer.

            5.14 Vice President. Each Executive Vice President, Senior Vice President, First Vice President and Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer from time to time may prescribe, and shall perform such other duties as may be prescribed in the By-laws.

            5.15 Controller. The Controller shall be the chief accounting officer of the Corporation and shall cause to be maintained adequate records of all assets, liabilities and transactions of the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all the books of account of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the Board or by the Chief Executive Officer.

            5.16 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer. Assistant Secretaries and Assistant Treasurers may, with the Chief Executive Officer, the President or any one or more of the Presidents or the Chief Operating Officer or any one or more of the Chief Operating Officers, sign certificates for shares of capital stock of the Corporation.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

            6.1 Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

            6.2 Loans. The Chairman of the Board, the Chief Executive Officer, the President or any one or more of the Presidents, the Chief Operating Officer or any one or more of the Chief Operating Officers, the Chief Financial Officer or the Treasurer or any other officer, employee or agent authorized by the

By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

            6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

            6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS

            7.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or any one or more of the

Presidents or the Chief Operating Officer or any one or more of the Chief Operating Officers and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to


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

render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

            7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

            7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or such owner's legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

            7.5 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of

Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

            7.6 Restriction on Transfer of Stock. A written restriction or restrictions on the transfer or registration of transfer of capital stock of the Corporation, or on the amount of capital stock of the Corporation that may be owned by any person or group of persons, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate or certificates representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation, or on the amount of capital stock of the Corporation that may be owned by any person or group of persons, may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restrictions so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

            7.7 Dividends, Surplus, Etc. Subject to the provisions of law and of the Certificate of Incorporation, the Board:

                  7.7.1 May declare and pay dividends or make other distributions on shares of its capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

                  7.7.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

                  7.7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                BOOKS AND RECORDS

            8.1 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and committees of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

            8.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the General Corporation Law.

            8.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

                                    ARTICLE 9

                                      SEAL

            The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Delaware."

                                   ARTICLE 10

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

                                   ARTICLE 11

                              VOTING OF SHARES HELD

            Unless otherwise provided by resolution of the Board, each of the Chief Executive Officer, the President or any one or more of the Presidents, the Chief Operating Officer or any one or more of the Chief Operating Officers, the Chief Financial Officer and such other officer or officers as from time to time are so authorized by resolution of the Board or an appropriate committee thereof, may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; and each of the Chief Executive Officer, the President or any one or more of the Presidents, the Chief Operating Officer or any one or more of the Chief Operating Officers, the Chief Financial Officer and such other officer or officers as from time to time are so authorized by resolution of the Board or any appropriate committee thereof, may attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

                                   ARTICLE 12

                                   AMENDMENTS

            The Board, from time to time, may make, amend or repeal the By-laws; provided, that any By-laws made, amended or repealed by the Board may be amended or repealed, and that any By-laws may be made, by the Stockholders.

                                   ARTICLE 13

                           APPLICATION OF SECTION 203
                           OF GENERAL CORPORATION LAW

            Pursuant to paragraph (b) (2) of Section 203 of the General Corporation Law, the Corporation elects not to be governed by such Section 203.